Exhibit 10.2

PEPSICO ANNUAL LONG-TERM INCENTIVE AWARD

STOCK OPTION / RESTRICTED STOCK UNITS TERMS AND CONDITIONS

These Terms and Conditions, along with the PepsiCo Annual Long-Term Incentive Award Summary (the “Award Summary”) delivered herewith and signed by the individual named on the Award Summary (the “Participant”) shall constitute an Agreement made as of the Grant Date (as indicated on the Award Summary), by and between PepsiCo, Inc., a North Carolina corporation having its principal office at 700 Anderson Hill Road, Purchase, New York 10577 (“PepsiCo,” and with its divisions and direct and indirect subsidiaries, the “Company”), and the Participant.

W I T N E S S E T H:

WHEREAS, the Board of Directors and shareholders of PepsiCo have approved the 2003 Long-Term Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to the authority granted to it in said Plan, the Compensation Committee of the Board of Directors of PepsiCo (the “Committee”), by resolution duly adopted at a meeting held on or prior to the Grant Date, authorized the grant to the Participant of the stock options and/or restricted stock units set forth on the Award Summary; and

WHEREAS, awards granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Committee shall determine.

NOW, THEREFORE, it is mutually agreed as follows:

A. Terms and Conditions Applicable to Stock Options. These terms and conditions shall apply with respect to the stock options, if any, granted to the Participant as indicated on the Award Summary.

1. Grant. In consideration of the Participant remaining in the employ of the Company, PepsiCo hereby grants to the Participant, on the terms and conditions set forth herein, the right and option to purchase the number of shares of PepsiCo Common Stock, par value $.0167 per share, indicated on the Award Summary, at the Grant/Exercise Price per share indicated on the Award Summary (the “Option Exercise Price”), which was the Fair Market Value (as defined below) of PepsiCo Common Stock on the Grant Date. The right to purchase each such share is referred to herein as an “Option.” All Options granted hereunder shall be “Non-Qualified Stock Options” as defined in the Plan.

2.  Vesting and Exercisability. Subject to the terms and conditions set forth herein, the Options shall become fully vested on the vesting date set forth in the Award Summary (the “Vesting Date”) and shall be exercisable from the Vesting Date through the expiration date set forth in the Award Summary (the “Expiration Date”). Options may vest only while the Participant is actively employed by the Company. Once vested and exercisable, and until terminated, all or any portion of the Options may be exercised from time to time and at any time under procedures that the Committee or its delegate shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Options which may be exercised at any time.

3. Exercise Procedure. Subject to terms and conditions set forth herein, Options may be exercised by giving written notice of exercise to PepsiCo in the manner specified from time to time by PepsiCo. The aggregate Option Exercise Price for the shares being purchased, together with any amount which the Company may be required to withhold upon such exercise in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of issuance of such shares.

4. Effect of Termination of Employment, Death, Retirement and Total Disability.

(a) Termination of Employment. Options may vest only while the Participant is actively employed by the Company. Thus, no vesting shall occur following the termination of the Participant’s active employment with the Company, and all unvested Options shall automatically be forfeited and cancelled upon the date that the Participant’s active employment with the Company terminates. Only vested Options may be exercised. Subject to subparagraphs 4(b), 4(c) and 4(d), vested Options shall be exercisable until, and shall automatically be forfeited and cancelled upon, the earlier of the Expiration Date and the date that is the last trading day on the New York Stock Exchange during the 90-calendar day period after the date the Participant’s employment with the Company terminates. It is intended that an authorized leave of absence may extend employment (and thus extend when Options may be exercised). However, an authorized leave will not extend the time to exercise Options to the extent the extension would cause the Options to be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and an authorized leave will not increase vesting.

(b) Retirement Prior to Age 62. If the Participant’s employment terminates prior to the Vesting Date, by reason of the Participant’s Retirement (as defined below) prior to attaining at least age 62, then: (i) a portion of the Options shall vest on the Participant’s last day of active employment with the Company, with such portion determined in proportion to the Participant’s active service (measured in calendar days) during the period commencing on the Grant Date and ending on the Vesting Date; (ii) the Options shall continue to become exercisable in accordance with Paragraph A.2 of this Agreement, with no change in the earliest date of exercise as a result of the vesting provided by this subparagraph 4(b); and (iii) the Options may be exercised by the Participant prior to the Expiration Date in accordance with this Agreement.

(c) Death, Total Disability, or Retirement on or After Age 62. If the Participant’s employment terminates by reason of the Participant’s death, Total Disability (as defined below), or Retirement after attaining at least age 62, then: (i) the Options shall become fully vested on the Participant’s last day of active employment with the Company (which, for purposes of Total Disability, means the effective date of Total Disability); (ii) the Options shall continue to become exercisable in accordance with Paragraph A.2 of this Agreement, with no change in the earliest date of exercise as a result of the vesting provided by this subparagraph 4(c); and (iii) the Options may be exercised by the Participant’s legal representative (or any person to whom the Options may be transferred by will or the applicable laws of descent and distribution), in the event of death, or the Participant, in the event of Retirement or Total Disability, prior to the Expiration Date in accordance with this Agreement.

(d) Transfers to a Related Entity. In the event the Participant transfers to a Related Entity (as defined below), as a result of actions by PepsiCo, the Options shall become fully vested on the date of such transfer and shall become exercisable as soon as practicable thereafter and shall otherwise remain outstanding and be exercisable in accordance with this Agreement.

5. Buy-Out of Option Gains. Except as provided in Paragraph C.3, at any time after any Option becomes exercisable, the Committee shall have the right, in its sole discretion and without the consent of the Participant, to cancel such Option and to cause PepsiCo to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Option over the Option Exercise Price of such Option as of the date the Committee provides written notice (the “Buy Out Notice”) of its intention to exercise such right. Payments of such buy out amounts pursuant to this provision shall be effected by PepsiCo as promptly as possible after the date of the Buy Out Notice and shall be made in shares of Common Stock. The number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice, and by rounding up any fractional share to a whole share. Payments of any such buy out amounts shall be made net of the minimum applicable foreign, federal (including FICA), state and local withholding taxes, if any.

6. No Rights as Shareholder. The Participant shall have no rights as a holder of PepsiCo Common Stock with respect to the Options granted hereunder unless and until such Options are exercised and the shares have been registered in the Participant’s name as owner.

B. Terms and Conditions Applicable to Restricted Stock Units. These terms and conditions shall apply with respect to the restricted stock units, if any, granted to the Participant as indicated on the Award Summary.

1. Grant. In consideration of the Participant remaining in the employ of the Company, PepsiCo hereby grants to the Participant, on the terms and conditions set forth herein, the number of restricted stock units indicated on the Award Summary (the “Restricted Stock Units”).

2. Vesting. Subject to the terms and conditions set forth herein and subparagraphs 2(a) and (b) below, the Restricted Stock Units shall become fully vested on the Vesting Date and shall be payable as soon as practicable after that date. Restricted Stock Units may vest only while the Participant is actively employed by the Company. The Restricted Stock Units payable pursuant to the preceding sentence shall be reduced by any Restricted Stock Units that are paid pursuant to subparagraphs (a) and (b) below.

(a) Eligibility for Retirement Prior to Age 62. A Participant shall be vested in 33% of his Restricted Stock Units on the first February 1 that follows the Grant Date if on such February 1 the Participant: (i) is eligible for Retirement, (ii) is not yet age 62, and (iii) has been actively employed by the Company continuously since the Grant Date. This vested portion shall be paid as soon as practicable after this February 1. A Participant shall be vested in 66% of his Restricted Stock Units on the second February 1 that follows the Grant Date if on such February 1 the conditions in (i), (ii) and (iii) of this Paragraph B.2(a) are satisfied. This vested portion shall be paid as soon as practicable after this second February 1 (net of any Restricted Stock Units previously paid out).

(b) Eligibility for Retirement on or After Age 62. A Participant shall be fully vested in his Restricted Stock Units on the first February 1 that follows the Grant Date if on such February 1 the Participant: (i) is eligible for Retirement, (ii) is at least age 62, and (iii) has been actively employed by the Company continuously since the Grant Date. The Participant’s Restricted Stock Units shall be payable as soon as practicable after this February 1. A Participant shall be fully vested in his Restricted Stock Units on the second February 1 that follows the Grant Date if on such February 1 the conditions in (i), (ii) and (iii) of this Paragraph B.2(b) are satisfied. The Participant’s Restricted Stock Units shall be payable as soon as practicable after this second February 1 (net of any Restricted Stock Units previously paid out).

3. Payment. Restricted Stock Units that vest and become payable shall be settled in shares of PepsiCo Common Stock with the Participant receiving one share of PepsiCo Common Stock for each vested Restricted Stock Unit. No fractional shares shall be delivered under this Agreement, and so any fractional share that may be payable shall be rounded to the nearest whole share. Any amount that the Company may be required to withhold upon the settlement of Restricted Stock Units and/or the payment of dividend equivalents (see Section B.5 below) in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of the issuance of shares or payment of cash. Unless the Participant makes other arrangements to satisfy this withholding obligation in accordance with procedures approved by the Company in its discretion, the Company shall withhold shares to satisfy the required withholding obligation related to the settlement of Restricted Stock Units.

4. Effect of Termination of Employment, Death, Retirement and Total Disability.

(a) Termination of Employment. Restricted Stock Units may vest and become payable only while the Participant is actively employed by the Company. Thus, vesting ceases upon the termination of the Participant’s active employment with the Company. Subject to subparagraphs 4(b), 4(c) and 4(d), all unvested Restricted Stock Units shall automatically be forfeited and canceled upon the date that the Participant’s active employment with the Company terminates.

(b) Retirement Prior to Age 62. If the Participant’s employment terminates prior to the Vesting Date, by reason of the Participant’s Retirement prior to attaining age 62, then a whole number of Restricted Stock Units shall vest on the Participant’s last day of active employment with the Company, with such number determined in proportion to the Participant’s active service (measured in calendar days) during the period commencing on the Grant Date and ending on the Vesting Date, and shall be payable as soon as practicable after that date (net of any Restricted Stock Units previously paid out).

(c) Death, Total Disability, or Retirement on or After Age 62. If the Participant’s employment terminates by reason of the Participant’s death, Total Disability (as defined below), or Retirement after attaining at least age 62, then the Restricted Stock Units shall become fully vested on the Participant’s last day of active employment with the Company (which, for purposes of Total Disability, means the effective date of Total Disability) and will be payable as soon as practicable after that date (net of any Restricted Stock Units previously paid out).

(d) Transfers to a Related Entity. In the event the Participant transfers to a Related Entity (as defined below), as a result of actions by PepsiCo, the Restricted Stock Units shall become fully vested on the date of such transfer and shall be payable as soon as practicable after that date (net of any Restricted Stock Units previously paid out).

5. Dividend Equivalents. During the vesting period, the Participant shall accumulate dividend equivalents with respect to the Restricted Stock Units, which dividend equivalents shall be paid in cash (without interest) to the Participant only if and when the applicable Restricted Stock Units vest and become payable. Dividend equivalents shall equal the dividends actually paid with respect to PepsiCo Common Stock during the vesting period while (and to the extent) the Restricted Stock Units remain outstanding and unpaid.

6. No Rights as Shareholder. The Participant shall have no rights as a holder of PepsiCo Common Stock with respect to the Restricted Stock Units granted hereunder unless and until such Restricted Stock Units have been settled in shares of Common Stock that have been registered in the Participant’s name as owner.

C. Terms and Conditions Applicable to Stock Options and Restricted Stock Units.

1. Prohibited Conduct.

(a) The Participant agrees that, at any time prior to the exercise of the Options or vesting of the Restricted Stock Units granted hereunder, and for a period of twelve months after the later of (i) completion of all such exercises of Stock Options, (ii) vesting of Restricted Stock Units or (iii) termination of the Participant’s employment with the Company for any reason whatsoever (including Retirement or Total Disability), he or she will not engage in any of the following activities anywhere in the world:

(1) Non-Competition. Participant shall not accept any employment, assignment, position or responsibility, or acquire any ownership interest, which involves the Participant’s Participation in a business entity that markets, sells, distributes or produces Covered Products, unless such business entity makes retail sales or consumes Covered Products without in any way competing with the Company.

(2) Raiding Employees. Participant shall not in any way, directly or indirectly (including through someone else acting on the Participant’s recommendation, suggestion, identification or advice), solicit any Company employee to leave the Company’s employment or to accept any position with any other entity.

(3) Non-Disclosure. Participant shall not use or disclose to anyone any confidential information regarding the Company other than as necessary in his or her position with the Company. Such confidential information shall include all non-public information the Participant acquired as a result of his or her positions with the Company which might be of any value to a competitor of the Company, or which might cause any economic loss or substantial embarrassment to the Company or its customers, bottlers, distributors or suppliers if used or disclosed. Examples of such confidential information include, without limitation, non-public information about the Company’s customers, suppliers, distributors and potential acquisition targets; its business operations and structure; its product lines, formulas and pricing; its processes, machines and inventions; its research and know-how; its financial data; and its plans and strategies.

(4) Misconduct. Participant shall not engage in any acts that are considered to be contrary to the Company’s best interests, including, but not limited to, violating the Company’s Code of Conduct, engaging in unlawful trading in the securities of PepsiCo or of any other company based on information gained as a result of his or her employment with the Company, or engaging in any other activity which constitutes gross misconduct.

(b) In the event the Company determines that the Participant has breached any term of Paragraph C.1(a), in addition to any other remedies the Company may have available to it, the Company may in its sole discretion:

(1) Cancel any unexercised Options or unvested Restricted Stock Units granted hereunder;

(2) Require the Participant to pay to the Company all gains realized from the exercise of any Options granted hereunder, which have been exercised within the twelve-month period immediately preceding the date as of which the Participant has breached a provision of Paragraph C.1(a), as determined by the Company; and/or

(3) Require the Participant to pay to the Company the value (determined as of the Vesting Date) of any Restricted Stock Units, which have vested within the twelve-month period immediately preceding the date as of which the Participant has breached a provision of Paragraph C.1(a), as determined by the Company.

2. Adjustment for Change in Common Stock. In the event of any change in the outstanding shares of PepsiCo Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, (a) the number and type of shares which the Participant may purchase pursuant to the Options and the Option Exercise Price at which the Participant may purchase such shares shall be adjusted, and (b) the number and type of shares to which the Restricted Stock Units held by the Participant relate shall be adjusted, in the case of (a) and (b), as may be, and to such extent (if any), determined to be appropriate and equitable by the Committee.

3. Effect of Change in Control. In the event of a Change in Control (as defined in the Plan), the following provisions shall apply:

(a) If the successor corporation (or affiliate thereto) (1) assumes the outstanding Options and Restricted Stock Units granted hereunder or (2) replaces the outstanding Options and Restricted Stock Units with equity awards that preserve the existing value of such Options and Restricted Stock Units at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule that is the same or more favorable to the Participant than the vesting schedule applicable to such Options and Restricted Stock Units, then the outstanding Options and Restricted Stock Units or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan, subject to Paragraph C.3(c) below.

(b) If the outstanding Options and Restricted Stock Units granted hereunder are not assumed or replaced in accordance with Paragraph C.3(a) above, then upon the Change in Control, (1) the outstanding Options granted hereunder shall immediately vest and become exercisable and shall remain outstanding in accordance with their terms and the outstanding Restricted Stock Units granted hereunder shall immediately vest and shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A and (2), notwithstanding Paragraph C.3(b)(1) but after taking into account the accelerated vesting set forth therein, the Board may, in its sole discretion, provide for cancellation of the outstanding Options and Restricted Stock Units at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to the Participant that is determined by the Board in its sole discretion and that, in the case of the Restricted Stock Units, is at least equal to the value of the consideration that would be received in such Change in Control by the holders of PepsiCo’s securities relating to such awards and, in the case of the outstanding Options, is at least equal to the excess, if any, of the value of such consideration over the Option Exercise Price for such Options.

(c) If the outstanding Options and Restricted Stock Units granted hereunder are assumed or replaced in accordance with Paragraph C.3(a) and the Participant’s employment with the Company is terminated by the Company for any reasons other than Cause or by the Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of the Participant’s termination, (1) the outstanding Options granted hereunder shall immediately vest and become exercisable and shall remain outstanding until the Expiration Date and (2) the outstanding Restricted Stock Units granted hereunder shall immediately vest and shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A. For purposes of this Paragraph C.3, “Cause” and “Good Reason” are defined in the Plan and a termination for Cause or Good Reason is subject to the terms and conditions set forth in the Plan.

4. Nontransferability. Unless the Committee specifically determines otherwise: (a) the Options and Restricted Stock Units are personal to the Participant and, with respect to Options, during the Participant’s lifetime, such Options may be exercised only by the Participant, and (b) the Options and Restricted Stock Units shall not be transferable or assignable, other than in the case of the Participant’s death by will, the laws of descent and distribution.

5. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Covered Products” means any product which falls into one or more of the following categories, so long as the Company is producing, marketing, selling or licensing such product anywhere in the world: beverages, including without limitation carbonated soft drinks, tea, water, juice drinks, sports drinks, coffee drinks, and value added dairy drinks; juices and juice products; snacks, including salty snacks, sweet snacks, meat snacks, granola and cereal bars, and cookies; hot cereals; pancake mixes; value-added rice products; pancake syrup; value-added pasta products; ready-to-eat cereals; dry pasta products; or any product or service which the Participant had reason to know was under development by the Company during the Participant’s employment with the Company.

(b) “Fair Market Value” of a share of PepsiCo Common Stock on any date shall mean an amount equal to the mean of the high and low sales prices for a share of PepsiCo Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or if no sales of Common Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), rounded up to nearest one-fourth.

(c) “Participation” shall be construed broadly to include, without limitation: (i) serving as a director, officer, employee, consultant or contractor with respect to such a business entity; (ii) providing input, advice, guidance or suggestions to such a business entity; or (iii) providing a recommendation or testimonial on behalf of such a business entity or one or more products it produces.

(d) “Related Entity” shall mean any entity as to which the Company directly or indirectly owns 20% or more of the entity’s voting securities, general partnership interests, or other voting or management rights.

(e) “Retirement” shall mean (i) early, normal or late retirement under the U.S. pension plan of the Company in which the Participant participates (if any), (ii) retirement as explicitly set out in an individual agreement between the Company and the Participant for this purpose in effect on the Grant Date, (iii) termination of employment after attaining at least age 55 with at least 10 years of service with the Company (or, if earlier, after attaining at least age 65 and completing at least five years of service with the Company), or (iv) retirement as otherwise determined by the Committee (provided that such determination does not cause the Award to be subject to Section 409A of the Code).

(f) “Retirement Date” shall mean the effective date of Retirement.

(g) “Total Disability” shall mean becoming totally and permanently disabled, as determined for purposes of the Company’s Long Term Disability Plan (or in the absence of such Disability Plan being applicable to the Participant, as determined by the Committee in its sole discretion).

6. Notices. Any notice to be given to PepsiCo in connection with the terms of this Agreement shall be addressed to PepsiCo at Purchase, New York 10577, Attention: Vice President, Compensation, or such other address as PepsiCo may hereafter designate to the Participant. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

7. Binding Effect.

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PepsiCo, whether by merger, consolidation or the sale of all or substantially all of PepsiCo’s assets. PepsiCo will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PepsiCo expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PepsiCo would be required to perform it if no such succession had taken place.

(b) This Agreement shall be binding upon and inure to the benefit of the Participant or his or her legal representative and any person to whom the Options and Restricted Stock Units may be transferred by will or the applicable laws of descent and distribution.

8. No Contract of Employment; Agreement‘s Survival. This Agreement is not a contract of employment, nor does it impose on the Company any obligation to retain the Participant in its employ. This Agreement shall survive the termination of the Participant’s employment for any reason.

9. Registration, Listing and Qualification of Shares. The Committee may require that the Participant make such representations and agreements and furnish such information as the Committee deems appropriate to assure compliance with or exemption from the requirements of any securities exchange, any foreign, federal, state or local law, any governmental regulatory body, or any other applicable legal requirement, and PepsiCo Common Stock shall not be issued unless and until the Participant makes such representations and agreements and furnished such information as the Committee deems appropriate.

10. Amendment; Waiver. The terms and conditions of this Agreement may be amended in writing by the chief personnel officer or chief legal officer of PepsiCo (or either of their delegates), provided, however, that (i) no such amendment shall be adverse to the Participant (except as necessary to comply with applicable law, including the provisions of Code Section 409A and the regulations thereunder pertaining to the deferral of compensation); and (ii) the amendment must be permitted under the Plan. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Board, the Committee or the Company has under this Agreement.

11. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

12. Prospectus and Award Acceptance. The Participant has been provided a copy of PepsiCo’s Prospectus relating to the Plan, the Options and the shares covered thereby, and the Restricted Stock Units. By signing the Award Summary, the Participant agrees that he or she has reviewed the Prospectus, and fully understands his or her rights under the Plan. Unless and until the Participant signs the Award Summary and returns the Agreement to the Company, notwithstanding the other terms of this Agreement, the Participant shall not be entitled to the proceeds of any Option exercise or Restricted Stock Unit payment.

13. Plan Controls. The Options, Restricted Stock Units and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any guidelines, policies or regulations which govern administration of the Plan, which shall be controlling. The Board reserves its rights to amend or terminate the Plan at any time without the consent of the Participant; provided, however, that Options and Restricted Stock Units outstanding under the Plan at the time of such action shall not be adversely affected thereby (except as necessary to comply with applicable law). All interpretations or determinations of the Committee or its delegate shall be final, binding and conclusive upon the Participant (and his or her legal representatives and any recipient of a transfer of the Options or Restricted Stock Units permitted by this Agreement) on any question arising hereunder or under the Plan or other guidelines, policies or regulations which govern administration of the Plan.

14. Rights to Future Grants; Compliance with Law; Section 409A. By entering into this Agreement, the Participant acknowledges and agrees that: (a) the Option and/or Restricted Stock Unit grant will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except for Options and Restricted Stock Units already granted under the Plan), (b) stock options and restricted stock units are not a constituent part of the Participant’s salary and that the Participant is not entitled, under the terms and conditions of his/her employment, or by accepting or being awarded the Options and/or Restricted Stock Units pursuant to this Agreement to require options, restricted stock units or other awards to be granted to him/her in the future under the Plan or any other plan, (c) upon exercise of the Options or vesting of Restricted Stock Units the Participant will arrange for payment to the Company an estimated amount to cover employee payroll taxes resulting from the exercise and/or, to the extent necessary, any balance may be withheld from the Participant’s wages, (d) benefits received under the Plan will be excluded from the calculation of termination indemnities or other severance payments, (e) the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of stock options and stock and the exercise of stock options, including, without limitation, currency and exchange laws, rules and regulations, and (f) this Agreement will be interpreted and applied so that the Options and Restricted Stock Units will not be subject to Code Section 409A. If notwithstanding the preceding sentence, the Restricted Stock Units become subject to Code Section 409A, then the specified time of payment of the Restricted Stock Units for purposes of Code Section 409A shall be the calendar year in which the short-term deferral period expires with respect to the Restricted Stock Unit (or by such later time as may be permitted by Code Section 409A under the circumstances).

15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of North Carolina, without giving effect to conflict of laws principles.

16. Entire Agreement. This Agreement constitutes the entire understanding between the parties to this Agreement.

PepsiCo Annual Long-Term Incentive Award Summary

Executive Name:

Grant Date:

Grant Price: $

CORE ANNUAL AWARD

Restricted Stock Units:

Stock Options:

CORE ANNUAL AWARD DETAILS

RESTRICTED STOCK UNITS AWARD
US Dollar Value Core Annual Award:
Percentage RSU:
Restricted Stock Unit Award Value:
Grant Price: $
Number of Restricted Stock Units Granted:
Vesting Date*:
STOCK OPTIONS AWARD
US Dollar Value Core Annual Award:
Percentage Stock Options:
Stock Option Award Value:
Conversion Factor: 4x
Stock Option Award Face Value:
Option Exercise (Grant) Price: $

Number of Options Granted:

Vesting Date*:
Expiration Date:

* Vesting and exercisability are subject to the terms and conditions of the award

I accept my PepsiCo Annual Long-Term Incentive Award as described above, subject to all the terms and conditions set forth in the attached.

{Executive Name} Date:	{Name/Title of PepsiCo Officer}

Sign and date this page. Fax entire agreement to PepsiCo Executive Compensation Dept. no later than {Date}. Fax number {x-xxx-xxx-xxxx}.